Exhibit 10.5

Execution Version

CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[**]” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FOURTH OMNIBUS AMENDMENT

THIS FOURTH OMNIBUS AMENDMENT (this “Amendment”), dated as of December 5, 2022 by and among MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC (“Administrative Agent”), for the benefit of the Buyers from time to time party to the Repurchase Agreement (as defined below) (collectively, “Buyer”), KREF LENDING V LLC (“Seller”) and KKR REAL ESTATE FINANCE HOLDINGS L.P. (“Guarantor”), amends that certain Master Repurchase and Securities Contract Agreement, dated June 27, 2019 by and among Administrative Agent, Buyer and Seller, as amended by that First Amendment to Master Repurchase Agreement, dated December 23, 2019, by and between Administrative Agent, for the benefit of Buyer, and Seller, as amended by that Second Omnibus Amendment to Master Repurchase Agreement, dated June 29, 2021, by and between Administrative Agent, for the benefit of Buyer, and Seller (the “Second Amendment”), and as amended by that Third Omnibus Amendment, dated June 24, 2022, by and between Administrative Agent, for the benefit of Buyer, and Seller (as amended, modified and/or restated from time to time, collectively, the “Repurchase Agreement”) and certain other Transaction Documents specified herein.

RECITALS

WHEREAS, the parties hereto desire to make certain amendments to the Repurchase Agreement and the other Transaction Documents as provided herein.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.         Election of Benchmark Replacement.  With respect to each of the Transactions under the Repurchase Agreement, as of December 15, 2022 (the “Effective Date”) the Administrative Agent, on behalf of the Buyer, and Seller hereby agree (a) to replace LIBOR as the Benchmark applicable to the Transactions with Term SOFR and (b) that the “Benchmark Replacement Adjustment” shall be 10 basis points.  Administrative Agent, on behalf of Buyer, and Seller agree to execute and deliver concurrent with this Amendment replacement Confirmations reflecting the foregoing election.

2.          [**]

3.          Amendments to Transaction Documents.

(a)          Administrative Agent, on behalf of Buyer, and Seller hereby agree that the Repurchase Agreement shall be amended as follows:

(i) as of the Effective Date, the provisions of the Repurchase Agreement are amended as set forth in Exhibit A attached hereto and incorporated by reference as though set forth in full herein; and

(ii) as of the date of this Amendment, the definition of “Significant Modification” shall be amended by adding the following as sub-clause (4) to the proviso that immediately follows sub-clause (xi) of such definition:

“(4) subject to clause (3) immediately above, no waivers, consents, amendments or modifications to any Purchased Asset Document, to the extent providing for the conversion of the interest rate thereunder to a benchmark rate based on SOFR (or another benchmark rate to the extent that such other benchmark rate is being implemented in order to match the benchmark interest rate hereunder) and any benchmark conforming changes made in connection therewith (including waivers, consents, modifications or amendments to or replacements of any related interest rate protection agreements and/or caps relating to the applicable Purchased Asset that are necessary to effect such conversion to SOFR or such other benchmark rate) shall be considered a Significant Modification.”

(iii) as of the date of this Amendment, the following definition is hereby added to Section 2 of the Repurchase Agreement:

“Fourth Omnibus Amendment” means that certain Fourth Omnibus Amendment dated as of December 5, 2022 by and among Administrative Agent, Seller and Guarantor.

(b)          In connection with the approval set forth in Section 2 of this Amendment, Administrative Agent, on behalf of Buyer, and Guarantor hereby agree that Section 1.2(b) of the Guaranty is hereby amended by, (1) deleting the “or” at the end of clause (iv), (2) deleting “and” and adding “or” at the end of clause (v) and (3) adding the following clause (vi):(vi)any “Springing Recourse Event” described in Section 10(h) of [**] Second Amendment (as defined in the Fourth Omnibus Amendment), other than any such event arising from any action by Administrative Agent, any Buyer or any of their respective affiliates or agents; and

4.          Defined Terms.  Capitalized terms used but not defined herein shall have the meanings set forth in the Repurchase Agreement.

5.          Ratification and Authority.

(a)         Seller hereby represents and warrants that (i) Seller has the power and authority to enter into this Amendment and to perform its obligations under the Repurchase Agreement as amended hereby and the other Transaction Documents, (ii) Seller has by proper action duly authorized the execution and delivery of this Amendment and (iii) this Amendment has been duly executed and delivered by Seller and constitutes Seller’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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(b)         Administrative Agent hereby represents and warrants that (i) this Amendment and the Repurchase Agreement, as amended by this Amendment, is binding on each Buyer and (ii) no consent of any Person is required for Administrative Agent to execute and deliver this Amendment that has not been obtained.

(c)         Seller hereby (i) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Repurchase Agreement, as amended hereby, and each of the other Transaction Documents, (ii) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms of the Repurchase Agreement as amended hereby and the other Transaction Documents, in each case, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (iii) represents, warrants and covenants that it is not in default under the Repurchase Agreement or any of the other Transaction Documents beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against Seller’s obligations under the Repurchase Agreement or the other Transaction Documents.

(d)        Guarantor, by its signature below, hereby (i) unconditionally approves and consents to the execution by Seller of this Amendment and the modifications to the Transaction Documents effected thereby, (ii) unconditionally ratifies, confirms, renews, and reaffirms all of its obligations under the Guaranty, (iii) acknowledges and agrees that its obligations under the Guaranty remain in full force and effect, binding on and enforceable against it in accordance with its terms subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (iv) represents, warrants and covenants that it is not in default under the Guaranty beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against its obligations under the Guaranty. Guarantor hereby represents and warrants that it has the power and authority to enter into this Amendment and has by proper action duly authorized the execution and delivery of this Amendment by Guarantor.

6.         Continuing Effect.  Except as expressly amended by this Amendment, the Repurchase Agreement, the Guaranty and the other Transaction Documents remain in full force and effect in accordance with their respective terms.  This Amendment shall not constitute a novation of any Transaction Document but shall constitute modifications thereof.

7.           References in Transaction Documents.  All references to the Repurchase Agreement and/or the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Repurchase Agreement or Guaranty as amended hereby, unless the context expressly requires otherwise.

8.           Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to the

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conflict of law principles thereof, except for Sections 5-1401 of the General Obligations Law of the State of New York.

9.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

[Signatures appear on the next page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in their names as of the date first above written.

ADMINISTRATIVE AGENT:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,
a New York limited liability company, as Administrative Agent on behalf of Buyer

By:	/s/ William P Bowman
Name: William P. Bowman
Title: Authorized Signatory

[Signatures continue on following page]

SELLER:

KREF LENDING V LLC,
a Delaware limited liability company

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership

By:	KKR REAL ESTATE FINANCE TRUST INC., its general partner

By:	/s/ Patrick Mattson
Name:Patrick Mattson
Title: Authorized Signatory

EXHIBIT A

TERM SOFR REPLACEMENT PROVISIONS

1.           The following definitions in Section 2 of the Repurchase Agreement are hereby deleted in their entirety:

“LIBOR”; “Early Opt-In Election”

2.           The following definitions in Section 2 of the Repurchase Agreement are hereby amended and restated in their entirety as follows:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark or payment period for price differential calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Pricing Period pursuant to this Agreement as of such date.

“Benchmark” means, initially, Term SOFR; provided that, if a Benchmark Transition Event and the Benchmark Replacement Date with respect thereto have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent such Benchmark Replacement has replaced such prior Benchmark pursuant to Section 3(l).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Buyer on the applicable Benchmark Replacement Date:

(1)
the sum of: (a) either of (i) Compounded SOFR or (ii) Daily Simple SOFR, as selected by the Buyer to be the then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for the applicable loan market and (b) the applicable Benchmark Replacement Adjustment;

(2)
the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

(3)
the sum of: (a) the alternate rate of interest that has been selected by the Buyer as the replacement for the then-current Benchmark for the applicable Corresponding Tenor in accordance with any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S . dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time and (b) the Benchmark Replacement Adjustment;

provided that, in each case, the alternative selected shall be consistent with the alternative selected by the Buyer in its commercial real estate mortgage loan repurchase facilities with similarly situated counterparties.  If at any time the Benchmark Replacement as determined pursuant to this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:

(1)
the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; or

(2)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Buyer giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time;

provided that, in each case, the alternative selected shall be consistent with the alternative selected by the Buyer in its commercial real estate mortgage loan repurchase facilities with similarly situated counterparties.

“Benchmark Replacement Conforming Changes” means, with respect to the use or administration of Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day”, the definition of “Pricing Period,” timing and frequency of determining rates and making payments of price differential, timing of Transaction requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for repurchase facilities or similar structured finance arrangements involving counterparties of similar size, credit quality and market reputation as the Seller (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement; provided that the technical, administrative or operational changes shall be consistent with the technical, administrative or operational changes selected by the Administrative Agent in its commercial real estate mortgage loan repurchase facilities with similarly situated counterparties).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark or if the then current Benchmark is Term SOFR, with respect to the Term SOFR Reference Rate:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Pricing Period or compounded in advance) being established by the Buyer in accordance with:

(1)	the rate or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)
if, and to the extent that, the Buyer determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Buyer giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or a price differential payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Buyer in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if the Buyer decides that any such convention is not administratively feasible, then the Buyer may establish another convention in its reasonable discretion.

“Floor” means zero basis points (0.0%).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR, and (2) if such Benchmark not Term SOFR, the time determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Term SOFR” means, with respect to any advance of a Purchase Price or Future Advance Purchase for any day, the Term SOFR Reference Rate for a tenor comparable to the applicable Pricing Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Period, as such rate is published by the Term SOFR Administrator for such day at 6:00 a.m. (New York City time); provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the foregoing tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.

3.           The following definitions are hereby added to Section 2 of the Repurchase Agreement.

“Federal Funds Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve Bank of New York arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York time) on such day on such transactions received by Buyer from three federal funds brokers of recognized standing selected by Buyer in its sole discretion.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Buyer in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Term SOFR Determination Day” shall have the meaning set forth in the definition of Term SOFR in this Agreement.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

4.          Section 3(l) of the Repurchase Agreement is hereby deleted and the following is inserted in lieu thereof:

“(l)      Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document.  Notwithstanding the foregoing, in the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon Seller absent manifest error) that by reason of circumstances affecting the relevant market or otherwise, (i) adequate and reasonable means do not exist for ascertaining the applicable Benchmark, but a Benchmark Transition Event (as provided in the definition of Benchmark Transition Event as set forth herein) has not yet occurred or (ii) the Benchmark does not fairly and accurately reflect the costs to Buyer of effecting or maintaining the Transactions, then Administrative Agent shall give written notice to Seller as soon as practicable thereafter. If such notice is given, as of the first day of the Pricing Period that immediately succeeds such notice until such notice has been withdrawn by Administrative Agent, the Pricing Rate with respect to all outstanding Transactions shall be a per annum rate equal to the sum of i) the Federal Funds Rate, plus ii) 0.25%, plus iii) the Applicable Spread.”

5.           Section 3(m) of the Repurchase Agreement is hereby deleted and the following is inserted in lieu thereof:

“(m)      In connection with the implementation and administration of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document.  Administrative Agent will promptly notify Seller of (A) any occurrence of (i) a Benchmark Transition Event and (ii) the Benchmark Replacement Date with respect thereto, (B) the implementation of any Benchmark Replacement, and (C) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Administrative Agent pursuant to Section 3(l) or this Section 3(m), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the sole discretion of Administrative Agent and without consent from Seller or any other party to any other Transaction Document.”

6.           Section 3(t) of the Repurchase Agreement is hereby deleted and the following is inserted in lieu thereof:

“(t)   If any of the events described in Section 3(o), Section 3(p) or Section 3(q) result in a Buyer’s request for additional amounts, then, notwithstanding anything in this Agreement to the contrary, Seller may elect, upon five (5) Business Days prior written notice to Administrative Agent, to terminate all of the Transactions and this Agreement and repurchase all of the Purchased Assets, subject to payment of the Aggregate Repurchase Price and all other Repurchase Obligations in full, no later than five (5) Business Days after such notice is given to Administrative Agent.  The election by Seller to terminate the Transactions in accordance with this Section 3(t) shall not relieve Seller for liability with respect to any additional amounts or increased costs actually incurred by Buyer prior to the actual repurchase of the Purchased Assets. Notwithstanding anything to the contrary herein (including, without limitation Section 3(i)) or any other Transaction Document, no Spread Maintenance Premium shall be payable by Seller or any other Person in connection with or as a result of the repurchase of the Purchased Assets in accordance with this Section 3(t).”